                                                                    EXHIBIT 99.1

RESORTQUEST SAVINGS &
RETIREMENT PLAN

Financial Statements as of December 31, 2002 and
2001, and for the Year Ended December 31, 2002, and
Supplemental Schedule as of December 31, 2002, and
Independent Auditors' Reports

RESORTQUEST SAVINGS & RETIREMENT PLAN

TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
INDEPENDENT AUDITORS' REPORTS                                                                                     1-2

FINANCIAL STATEMENTS:

   Statements of Net Assets Available for Benefits as of December 31, 2002 and 2001                                3

   Statement of Changes in Net Assets Available for Benefits for the Year Ended December 31, 2002                  4

   Notes to Financial Statements                                                                                  5-8

SUPPLEMENTAL SCHEDULE:

   Form 5500, Schedule H, Part IV, Line 4i--Schedule of Assets (Held at End of Year)
     as of December 31, 2002                                                                                       9

All other schedules required by Section 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

INDEPENDENT AUDITORS' REPORT


To The Advisory Committee of the
ResortQuest Savings & Retirement Plan:

We have audited the accompanying statement of net assets available for benefits of the ResortQuest Savings & Retirement Plan (the "Plan") as of December 31, 2002, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2002 financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2002, and the changes in net assets available for benefits for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) as of December 31, 2002 is presented for the purpose of additional analysis and is not a required part of the basic 2002 financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This schedule is the responsibility of the Plan's management. Such schedule has been subjected to the auditing procedures applied in the audit of the basic 2002 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic 2002 financial statements taken as a whole.



/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Memphis, Tennessee
June 24, 2003

INDEPENDENT AUDITORS' REPORT


To The Advisory Committee
ResortQuest Savings & Retirement Plan
Memphis, Tennessee

We have audited the accompanying statement of net assets available for benefits of the ResortQuest Savings & Retirement Plan as of December 31, 2001. This financial statement is the responsibility of Plan's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the net assets available for benefits for the ResortQuest Savings & Retirement Plan as of December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



                                       /s/ Cannon & Company
                                       Certified Public Accountants


Memphis, Tennessee
June 14, 2002

RESORTQUEST SAVINGS & RETIREMENT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2002 AND 2001

                                                                  2002                     2001
                                                              ------------             ------------
ASSETS:
  Cash                                                        $    128,748             $        968
                                                              ------------             ------------

  Investments:
    Investments, at fair value (Note 3)                         21,192,405               20,832,559
    Investments, at contract value (Notes 3 and 4)                  41,257                  115,282
                                                              ------------             ------------

                                                                21,233,662               20,947,841
                                                              ------------             ------------

  Receivables:
    Employer contribution                                           72,997                   63,929
    Participant contributions                                      206,091                  172,378
    Receivable for securities sold                                  41,239                       --
    Accrued investment income                                           --                       84
                                                              ------------             ------------

           Total receivables                                       320,327                  236,391
                                                              ------------             ------------

           Total assets                                         21,682,737               21,185,200
                                                              ------------             ------------

LIABILITIES:
  Accrued administrative expenses                                  (51,114)                 (38,788)
                                                              ------------             ------------

NET ASSETS AVAILABLE FOR BENEFITS                             $ 21,631,623             $ 21,146,412
                                                              ============             ============

See notes to financial statements.

RESORTQUEST SAVINGS & RETIREMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED DECEMBER 31, 2002

ADDITIONS:
  Contributions:
    Participant contributions                                $  3,791,571
    Employer contributions                                      1,193,327
                                                             ------------

           Total contributions                                  4,984,898
                                                             ------------

  Net transfers into plan (Note 1)                                105,969
                                                             ------------

           Total additions                                      5,090,867
                                                             ------------

DEDUCTIONS:
  Investment income (loss):
    Net depreciation in fair value of investments              (2,880,766)
    Interest and dividends                                        639,985
                                                             ------------

           Net investment loss                                 (2,240,781)
                                                             ------------

  Benefits paid to participants                                (2,238,910)
  Administrative expenses                                        (125,965)
                                                             ------------

           Total deductions                                    (4,605,656)
                                                             ------------

INCREASE IN NET ASSETS                                            485,211

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                            21,146,412
                                                             ------------

  End of year                                                $ 21,631,623
                                                             ============

See notes to financial statements.

RESORTQUEST SAVINGS & RETIREMENT PLAN

NOTES TO FINANCIAL STATEMENTS AS OF
DECEMBER 31, 2002 AND 2001, AND FOR THE
YEAR ENDED DECEMBER 31, 2002


1.       DESCRIPTION OF THE PLAN

         The following description of the ResortQuest Savings & Retirement Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan Document for more complete information.

         GENERAL--The Plan is a defined contribution plan covering substantially all full-time salaried and hourly employees of ResortQuest International, Inc. and its wholly-owned subsidiaries (the "Company") beginning on January 1 or July 1 after the employee has completed 1,000 hours of service during their first year of employment and who are at least 21 years old. The Advisory Committee of the Board of Directors of the Company control and manage the operation and administration of the Plan. Union Planters Bank, N.A. serves as the trustee of the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

         CONTRIBUTIONS--Each year, participants may contribute up to 100 percent of their pretax annual compensation, as defined in the Plan, subject to certain Internal Revenue Code limitations. For each plan year, the Company may contribute to the Plan on behalf of Plan participants an amount of matching contributions, up to 6 percent of employee compensation, as determined by the Company at its discretion. For the years ended December 31, 2002 and 2001, the Company contributed 50 percent of the first 6 percent of base compensation that a participant contributed to the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans.

         PLAN MERGER--On January 1, 2001, the Company acquired Florida Vacation Accommodations, Inc. As a result of the transaction, the Florida Vacation Accommodations, Inc. 401(k) Plan was merged into the Plan. Participant account balances of $105,969 were transferred to the Plan on May 1, 2002.

         PARTICIPANT ACCOUNTS--Individual accounts are maintained for each Plan participant. Each participant's account is credited with the participant's contribution, the Company's matching contribution, and Plan earnings, and charged with withdrawals and an allocation of Plan losses and administrative expenses. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

         INVESTMENTS--Participants direct the investment of their contributions, both employee deferrals and employer match, into various investment options offered by the Plan. The Plan currently offers mutual funds, a group annuity contract, and the Company's common stock as investment options for participants.

         VESTING--Participants are vested immediately in their contributions plus actual earnings thereon. Vesting in the Company's contribution portion of their accounts is based on years of continuous service. A participant is 50 percent vested after two years of credited service and 100 percent vested after three years of credited service. In the event of death, disability, or normal retirement, participants become 100 percent vested in all account balances. Forfeited balances of terminated participants are used to reduce future Company contributions.

         PARTICIPANT LOANS--Participants may borrow from their fund accounts up to a maximum of $50,000 or 50 percent of their account balance, whichever is less. The loans are secured by the balance in the participant's account and bear interest at rates commensurate with local prevailing rates as determined by the Plan administrator. Principal and interest is paid ratably through payroll deductions.

         PAYMENT OF BENEFITS--On termination of service due to death, disability, or retirement, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, partial payments, annual installments, or a joint and 50 percent survival annuity.

         FORFEITED ACCOUNTS--At December 31, 2002 and 2001, forfeited nonvested accounts totaled $61,674 and $74,044, respectively. During the year ended December 31, 2002, employer contributions were reduced by $61,674 for forfeited nonvested accounts.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF ACCOUNTING--The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

         USE OF ESTIMATES--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Plan management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from those estimates. The Plan utilizes various investment instruments. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

         INVESTMENT VALUATION AND INCOME RECOGNITION--The Plan's investments are stated at fair value except for its benefit-responsive investment contract, which is valued at contract value (Note 4). Quoted market prices are used to value investments. Shares of mutual funds are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year end. Participant loans are valued at the outstanding loan balances.

         Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

         Management fees and operating expenses charged to the Plan for investments in the mutual funds are deducted from income earned on a daily basis and are not separately reflected. Consequently, management fees and operating expenses are reflected as a component of net appreciation (depreciation) in fair market value of investments for such investments.

         ADMINISTRATIVE EXPENSES--Administrative expenses of the Plan, are paid by the Plan as provided in the Plan Document.

         PAYMENT OF BENEFITS--Benefit payments to participants are recorded upon distribution.

3.       INVESTMENTS

         The Plan's investments that represented five percent or more of the Plan's net assets available for benefits as of December 31, 2002 and 2001, are as follows:

                                                    2002                  2001
                                                 ----------            ----------
Federated Capital Preservation Fund              $8,801,533            $7,155,643
MFS Research Fund A                               1,632,055             2,146,765
Dreyfus S&P 500 Index Fund                        1,759,261             2,075,776
Berger Balanced Fund                              1,429,975             2,028,937
Janus Worldwide Fund C                            1,081,646             1,308,884
Janus Enterprise Fund                                     *             1,370,861
Federated Capital Appreciation Fund A                     *             1,196,260

*Does not exceed 5 percent of net assets at December 31, 2002.

         During 2002, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) depreciated in value by $ 2,880,766 during the year ended December 31, 2002, as follows:

Mutual Funds                                             $(2,703,562)
ResortQuest International, Inc. Common Stock                (177,204)
                                                         -----------

Net depreciation in fair value of investments            $(2,880,766)
                                                         ===========

4.       INVESTMENT CONTRACT WITH INSURANCE COMPANY

         The Plan has entered into a benefit-responsive investment contract with Travelers Insurance Company ("Travelers"). Travelers maintains the contributions in a general account, which is credited with earnings on the underlying investments and charged for participant withdrawals and administrative expenses. The contract is included in the financial statements at contract value as reported to the Plan by Travelers. Contract value represents contributions made under the contract, plus earnings, less participant withdrawals and administrative expenses. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value.

         There are no reserves against contract value for credit risk of the contract issuer or otherwise. The crediting interest rate was 1.34 percent at December 31, 2002. The crediting interest rate is based on a formula agreed upon with the issuer. Such interest rates are reviewed on a quarterly basis for resetting. The average yield for the year ended December 31, 2002 was 1.35 percent.

5.       RELATED-PARTY TRANSACTIONS

         At December 31, 2002 and 2001, the Plan held 163,909 and 103,895 units, respectively, of common stock of the Company, the sponsoring employer, with a cost basis of $796,560 at December 31, 2002.

6.       PLAN TERMINATION

         Although it has not expressed any intention to do so, the Company has the right under the Plan to terminate the Plan subject to the provisions set forth in ERISA. In the event that the Plan is terminated, participants would become 100 percent vested in their account.

7.       FEDERAL INCOME TAX STATUS

         The Plan uses a prototype plan document sponsored by Union Planters Bank, N.A. Union Planters Bank, N.A. received an opinion letter from the Internal Revenue Service (IRS), dated November 19, 2001, which states that the prototype document satisfies the applicable provisions of the Internal Revenue Code (IRC). The Plan itself, prior to certain amendments, received a determination letter form the IRS dated January 7, 2000. The Plan's management believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income tax has been included in the Plan's financial statements.

8.       SUBSEQUENT EVENT

         Effective May 1, 2003, the Company's Board of Directors decided to suspend Company matching contributions to the Plan for an unspecified period of time for all participants, except for participants located in Hawaii. Hawaii participants will continue to receive Company matching contributions due to local Hawaii competition and union negotiations.

                                     ******

RESORTQUEST SAVINGS & RETIREMENT PLAN

FORM 5500, SCHEDULE H, PART IV, LINE 4i--
SCHEDULE OF ASSETS (HELD AT END OF YEAR)
DECEMBER 31, 2002

                                                                     DESCRIPTION OF INVESTMENT, INCLUDING
                      IDENTITY OF ISSUE, BORROWER,                     MATURITY DATE, RATE OF INTEREST,             CURRENT
                         LESSOR OR SIMILAR PARTY                       COLLATERAL, PAR OR MATURITY VALUE             VALUE
                      ----------------------------                   ------------------------------------        -----------
*    ResortQuest International, Inc. Common Stock                                Common Stock                    $   635,776
     Berger Balanced Fund                                                         Mutual Fund                      1,429,975
     Berger Large Cap Growth Fund                                                 Mutual Fund                          2,160
     Dreyfus Midcap Value Fund                                                    Mutual Fund                         25,286
     Dreyfus S&P 500 Index Fund                                                   Mutual Fund                      1,759,261
     Federated Capital Appreciation Fund A                                        Mutual Fund                        917,239
     Federated Capital Preservation Fund                                          Mutual Fund                      8,801,533
     Federated GNMA Trust                                                         Mutual Fund                        336,466
     Federated Income Trust                                                       Mutual Fund                        879,291
     Federated Mid-Cap Fund                                                       Mutual Fund                        118,860
     Invesco Dynamics Fund                                                        Mutual Fund                         71,572
     Janus Enterprise Fund                                                        Mutual Fund                        999,010
     Janus Worldwide Fund C                                                       Mutual Fund                      1,081,646
     Leader Intermediate Government Bond Fund                                     Mutual Fund                        896,825
     MFS Large Cap Growth Fund A                                                  Mutual Fund                         37,717
     MFS Limited Maturity Fund A                                                  Mutual Fund                         81,009
     MFS Mid Cap Growth Fund A                                                    Mutual Fund                        106,899
     MFS Research Fund A                                                          Mutual Fund                      1,632,055
     MFS Value Fund A                                                             Mutual Fund                        202,580
     RS Diversified Growth Fund                                                   Mutual Fund                         15,433
     Travelers Insurance Company Group Variable Annuity Contract            Group Annuity Contract                    41,257
     Turner Small Cap Value Fund                                                  Mutual Fund                         82,440
*    Loans to Participants                                              Participant Loans with interest
                                                                            rates from 6% to 11.5%                 1,079,372
                                                                                                                 -----------
     Total                                                                                                       $21,233,662
                                                                                                                 ===========

*    Party-in-interest.